UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2020 (September 21, 2020)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALES OF SECURITIES.

On September 21, 2020, ALR Technologies Inc. (the “Company”) entered into two shares for debt agreements (the “Agreements”) to issue an aggregate of 240,000,000 restricted shares of common stock at a deemed price of $0.05 per share to retire $12,000,000 of outstanding debt as follows.

Creditor	Shares Issued	Price per Share	Outstanding Debt Retired
Mr. Sidney Chan	150,000,000	$0.05	$7,500,000
Ms. Christine Kan	90,000,000	$0.05	$4,500,000
Total	240,000,000		$12,000,000

Each of the Agreements have a non-dilutive clause for any subsequent equity sales by the Company to issue its shares of common stock below $0.05 per share for a term of twelve months. The Agreements were approved by all the independent directors of the Company. The shares were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended. The foregoing transaction took place outside the United States. Both of Mr. Chan and Ms. Kan are non-US persons. Mr. Chan is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Ms. Kan is the spouse of Mr. Chan.

Immediately prior to the issuance of the shares of common stock to Mr. Chan and his spouse, Mr. Chan and Ms. Kan owned 52.9% of the shares of common stock of the Company. The following table sets forth the beneficial shareholdings of persons or entities holding five percent or more of our common stock, each director individually, each named executive officer and all directors and officers as a group immediately after the issuance of shares of common stock to Mr. Chan and his spouse. Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

	Direct Amount of			Percent
Name of Beneficial Owner	Beneficial Owner		Position	of Class
Sidney Chan	383,498,482	[1][2]	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer	75.04%

Kenneth James Robulak	1,190,000	[3]	Member of the Board of Directors	0.23%

Dr. Alfonso Salas	1,577,738	[4]	Member of the Board of Directors	0.31%

Peter Stafford	500,000	[5]	Member of the Board of Directors	0.10%

Ronald Cheng	1,205,800	[6]	Member of the Board of Directors	0.24%
All Officers and Directors as a group (5 people)	387,972,020			75.92%

[1]	189,845,000 shares are held in the name of Sidney Chan, 500,000 shares are held in the name of KRS Retraction Limited, and, 193,153,482 shares are owned by Christine Kan, Mr. Chan’s wife.

[2]	Mr. Chan and his spouse hold the option to acquire an aggregate of 4,925,001,500 shares of common stock, all of which are exercisable.

[3]	Mr. Robulak holds the option to acquire 10,000,000 shares of common stock, all of which are exercisable.

[4]	Dr. Salas holds the option to acquire 5,000,000 shares of common stock, all of which are exercisable.

[5]	Mr. Stafford holds the option to acquire 5,000,000 shares of common stock, all of which are exercisable.

[6]	Mr. Cheng holds the option to acquire 5,000,000 shares of common stock, all of which are exercisable.

ITEM 9.01                      EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description
99.1	Shares for Debt Agreement between ALR Technologies Inc. and Sidney Chan
99.2	Shares for Debt Agreement between ALR Technologies Inc. and Christine Kan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22nd day of September, 2020.

ALR TECHNOLOGIES INC.

BY:	“Sidney Chan”
Sidney Chan
Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors